UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

NEVADA	000-54107	06-1766282
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10F, No. 566 Jung Jeng Rd. Sindian City,
New Taipei City 231, Taiwan, R.O.C

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 5, 2017, ColorStars Group (the “Company”) completed the sale of a total of 12,825,625 shares of Company common stock to 13 investors at a price per share of US $0.0264 for a total of US $337,961.13 in proceeds to the Company. The sale of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act and Regulation D in selling the shares was based upon the following factors: (a) the sales of the shares were isolated private transactions by the Company which did not involve a public offering; (b) all 13 investors are accredited investors and were previously known to the Company; (c) there were no subsequent or contemporaneous public offerings of the shares by us; (d) the shares were not broken down into smaller denominations; and (e) the sales of shares were pursuant to a subscription agreement between each investor and the Company in which the investor acknowledge and agreed that the shares of Company common stock are characterized as “restricted securities” under the Securities Act.

The total number of outstanding shares of common stock of the Company as of October 5, 2017 after the above described sales of Company common stock is 80,274,515.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORSTARS GROUP

Date: October 6, 2017	By:	/s/ Wei-Rur Chen
Wei-Rur Chen Chief Executive Officer